UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[ ]	Soliciting Material Pursuant to §240.14a-12

CHINANET ONLINE HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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 CHINANET ONLINE HOLDINGS, INC.

No. 3 Min Zhuang Road, Building 6
Yu Quan Hui Gu Tuspark, Haidian District
Beijing, PRC 100195

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on September 17, 2014

 TO THE STOCKHOLDERS OF CHINANET ONLINE HOLDINGS, INC.:

The Annual Meeting of the stockholders of ChinaNet Online Holdings, Inc., a Nevada corporation (the “Company”), will be held on September 17, 2014, at 2:00 p.m. local time, at No. 3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC 100195, for the following purposes:

1.	To elect five directors;

2.	To ratify the appointment of Marcum Bernstein & Pinchuk LLP, as the Company’s independent accountants, for the fiscal year ending December 31, 2014;

3.             To transact any other business as may properly be presented at the Annual Meeting or any adjournment thereof.

A proxy statement, providing information, and a form of proxy to vote, with respect to the foregoing matters accompany this notice.

By Order of the Board of Directors,

/s/ Handong Cheng
Handong Cheng Chairman of the Board, Chief Executive Officer and President

Dated: July 24, 2014

Important Notice Regarding Availability of Proxy Materials for the Stockholders Meeting

To Be Held on September 17, 2014.

The Proxy Statement and the Company’s 2013 annual report to Stockholders are available at the Company’s website, www.chinanet-online.com.

IMPORTANT

Whether or not you expect to attend the Annual Meeting, please complete, date, and sign the accompanying proxy, and return it promptly in the enclosed return envelope. If you grant a proxy, you may revoke it at any time prior to the Annual Meeting, vote a subsequent proxy, or vote in person at the Annual Meeting.

PLEASE NOTE:  If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares in the election of directors or with respect to executive compensation, unless you direct the nominee holder how to vote, by marking your proxy card.

CHINANET ONLINE HOLDINGS, INC.

No. 3 Min Zhuang Road, Building 6
Yu Quan Hui Gu Tuspark, Haidian District
Beijing, PRC 100195

PROXY STATEMENT
for
Annual Meeting of Stockholders
to be held on September 17, 2014

PROXY SOLICITATION

ChinaNet Online Holdings, Inc., a Nevada corporation (the “Company”) is soliciting proxies on behalf of the Board of Directors (the “Board”) in connection with the annual meeting of stockholders on September 17, 2014 and at any adjournment thereof.  The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy, and any additional material that may be furnished to stockholders.  Proxies also may be solicited through the mails or direct communication with certain stockholders or their representatives by Company officers, directors, or employees, who will receive no additional compensation therefor.

August 11, 2014 is the approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent to stockholders.

GENERAL INFORMATION ABOUT VOTING

Record Date, Outstanding Shares, and Voting Rights

As of July 23, 2014, the record date for the meeting, the Company had outstanding 22,376,540 shares of Common Stock being the class of stock entitled to vote at the meeting. Each share of Common Stock entitles its holder to one vote.

Procedures for Voting or Revoking Proxies

You may vote your proxy by completing, dating, signing, and mailing the accompanying form of proxy in the return envelope provided.  The persons authorized by any of those means to vote your shares will vote them as you specify or, in absence of your specification, as stated on the form of proxy. Abstentions and broker non-votes represented by submitted proxies will be included in the calculation of the number of the shares present at the Annual Meeting for the purposes of determining a quorum. "Broker non-votes" means shares held of record by a broker that are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion. You may revoke any proxy by notifying the Company in writing at the above address, ATTN: Secretary, or by voting a subsequent proxy or in person at the meeting.

Proposal One.  Directors are elected by a plurality, and the nominees who receive the most votes will be elected. Proposal One is considered a "non routine" matter under NASDAQ Stock Market ("NASDAQ") rules, and, accordingly, brokerage firms and nominees do not have the authority to vote their clients' unvoted shares on Proposal One or to vote their clients' shares if the clients have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote on Proposal One.

Proposal Two.  To be approved, the ratification of Marcum Bernstein & Pinchuk LLP, as the Company's independent accountants must receive the affirmative vote of the majority of the shares of Common Stock present in person or by proxy and cast at the Annual Meeting. Proposal Two is considered a "routine" matter under NASDAQ rules, and, accordingly, brokerage firms and nominees have the authority to vote their clients' unvoted shares on Proposal Two as well as to vote their clients' shares where the clients have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote on Proposal Two.

Attending the Meeting

You may obtain directions to the meeting at www.chinanet-online.com or by writing to the Company at the above address, ATTN: Secretary.  If you attend the meeting, you may vote there in person, regardless of whether you have voted by any of the other means mentioned in the preceding paragraph.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Common Stock, as of the record date of the meeting, by each of the Company’s directors and executive officers; all executive officers and directors as a group, and each person known to the Company to own beneficially more than 5% of Company’s Common Stock. Except as otherwise noted, the persons identified have sole voting and investment powers with respect to their shares.

	Common Stock
Name of Beneficial Owner (1)	Number of Shares	Percent of Class (2)
Handong Cheng (3)(5)	7,659,672	34.14%
Zhige Zhang (3)(6)	7,594,662	33.92%
George Kai Chu (7)	81,610	*
Wen Hu (8)	142,840	*
Zhenghong Yang	-	-
Man Huang	-	-
Zhiqing Chen (9)	55,000	*
Watanabe Mototake (10)	55,000	*
Douglas MacLellan (11)	94,000	*
All Directors and Executive Officers as a Group (9 persons)	8,162,872	36.21%
Rise King Investments Limited (3)(4)	7,519,912	33.61%
Clear Jolly Holdings Limited (12)	1,279,080	5.72%
Xuanfu Liu (3)	7,519,912	33.61%
Sansar Capital Management, L.L.C. (13)	2,222,473	9.72%

* Less than one percent.

(1)  The address of each director and executive officer is c/o ChinaNet Online Holdings, Inc., No. 3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing PRC 100195.

(2) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to securities anticipated to be exercisable or convertible at or within 60 days of July 23, 2014, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.  The indication herein that shares are anticipated to be beneficially owned is not an admission on the part of the listed stockholder that he, she or it is or will be a direct or indirect beneficial owner of those shares.

(3) Rise King Investments Limited (“Rise King”) is collectively owned by Handong Cheng, Xuanfu Liu and Zhige Zhang. As a result, Mr. Cheng, Mr. Liu and Mr. Zhang may be deemed to be beneficial owners of the shares of our common stock held by Rise King. Each of Mr. Cheng, Mr. Liu and Mr. Zhang disclaim such beneficial ownership, and nothing herein shall be deemed to be an admission that Mr. Cheng, Mr. Liu or Mr. Zhang is the beneficial owner of any such shares for any purpose. Information regarding this beneficial owner is furnished in reliance upon the Form 4, dated December 7, 2012.

(4) The business address of Rise King Investments Limited is P.O. Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands.  Information regarding this beneficial owner is furnished in reliance upon the Schedule 13D, dated July 6, 2009.

(5) Consists of (i) 7,519,912 shares of common stock owned by Rise King and which are deemed to be beneficially owned by Mr. Cheng; (ii) 79,920 shares of common stock owned directly by Mr. Cheng; and (iii) options to purchase up to 59,840 shares of the Company’s common stock that are exercisable within 60 days from the date hereof.

(6) Consists of (i) 7,519,912 shares of common stock of which are owned by Rise King and which are deemed to be beneficially owned by Mr. Zhang; (ii) 58,250 shares of common stock held directly by Mr. Zhang; and (iii) options to purchase up to 16,500 shares of the Company’s common stock that are exercisable within 60 days from the date hereof.

(7) Consists of (i) 73,870 shares of common stock and (ii) options to purchase up to 7,740 shares of the Company’s common stock that are exercisable within 60 days from the date hereof.

(8) Consists of (i) 114,280 shares of common stock and (ii) options to purchase up to 28,560 shares of the Company’s common stock that are exercisable within 60 days from the date hereof.

(9) Consists of (i) 50,000 shares of common stock and (ii) options to purchase up to 5,000 shares of the Company’s common stock that are exercisable within 60 days from the date hereof.

(10) Consists of (i) 50,000 shares of common stock and (ii) options to purchase up to 5,000 shares of the Company’s common stock that are exercisable within 60 days from the date hereof.

(11) Consists of (i) 50,000 shares of common stock and (ii) options to purchase up to 44,000 shares of the Company’s common stock that are exercisable within 60 days from the date hereof.

(12) The business address of Clear Jolly Holdings Limited is P.O. Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands.  Information regarding this beneficial owner is furnished in reliance upon its Schedule 13D, dated July 6, 2009.

(13) Consists of (i) 1,722,473 shares of Common Stock and (ii) Series A-2 Warrants to purchase up to 500,000 shares, in the aggregate, of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock.  Percentage is computed assuming exercise of warrants held by the identified group, only.  Mr. Sanjay Motwani, portfolio manager has voting and dispositive power over the shares held by Sansar Capital Management.  Mr. Motwani may be deemed to beneficially own the shares of Common Stock held by Sansar Capital Management. Mr. Motwani disclaims beneficial ownership of such shares. The business address of Sansar Capital Management is 16 Raffles Quay #40-02, Hong Leong Building, Singapore 048581.  Information regarding this beneficial owner is furnished in reliance upon its Schedule 13G, dated February 14, 2012.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees of the Board of Directors

The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the persons identified below for election as directors, to serve until the next annual meeting and until their successors have been elected and qualified, unless such directors resign or are terminated prior thereto.  If any nominee becomes unavailable for election, which is not expected, the persons named in the accompanying proxy intend to vote for any substitute whom the Board nominates.

Name	Age	Other positions with Company; other directorships held in last five years	Has served as Company director since

Handong Cheng	43	Chairman of the Board, Chief Executive Officer and President	September 2007

Zhige Zhang	39	Chief Financial Officer, Treasurer and Director	January 2009

Watanabe Mototake	72	Independent Non-Executive Director	November 2009

Zhiqing Chen	41	Independent Non-Executive Director	November 2009

Douglas MacLellan	58	Independent Non-Executive Director	November 2009

The business experience during the last five years of each of these individuals is as follows:

Handong Cheng, Chairman of the Board. Chief Executive Officer and President.  Mr. Cheng has served as Chief Executive Officer of ChinaNet since September 2007. Prior to that role, from October 2003 to September 2007, Mr. Cheng acted as President of ChinaNet Online Advertising Limited. Mr. Cheng holds an EMBA from Guanghua School of Management at the Beijing University, and a degree in economic law from the College of Law of Wuhan University.

Zhige Zhang, Chief Financial Officer, Treasurer and Director.  Mr. Zhang has served as Chief Financial Officer of ChinaNet since January 2009. Prior to that role, from January 2008 to January 2009, Mr. Zhang served as Executive Director of ChinaNet Online Media Group Limited.  From January 2007 to December 2007, Mr. Zhang was Director and Vice President of Fu Jian Rong Ji Software Limited Corporation, a software company. From August 2002 to December 2006, Mr. Zhang acted as Chief Operating Officer of Beijing HSHZ Information System Engineering Company, a computer technology company. Mr. Zhang holds a degree in industry design from Guilin University of Electronic Technology.

Zhiqing Chen, Director. Mr. Chen has been a partner at Chen & Partners Law Firm since July 2010. From January 2002 to June 2010, Mr. Chen was a partner at Jin Mao P.R.C. Lawyers in Shanghai, a law firm specializing in corporate law, including foreign investments and mergers and acquisitions. Mr. Chen’s clients include local PRC enterprises as well as international corporations. Prior to joining the Company, Mr. Chen served as a non-management director for Shanghai Fumai Investment Management Co., Ltd., Shanghai Zhijinwu Investment Management Co., Ltd, and Shanghai Merciful Groups Co., Ltd. Mr. Chen received a bachelor’s degree in international law from East China University and an EMBA degree from Peking University.

Watanabe Mototake, Director. Mr. Watanabe serves as a corporate advisor to SJI, Inc. (Jasdaq Market), a provider of computer and computer peripheral equipment and software merchant wholesaler, and has served in several capacities there since July 2005, including operating officer, manager of the president’s office and corporate auditor. From June 2007 to June 2008, Mr. Watanabe served as the Corporate Auditor for SJ Holdings, Inc., a provider of information services such as system development and provision of system-related consulting and maintenance support services. From April 2000 to April 2005, Mr. Watanabe served as the executive director for TCC Inc., a power conversion company specializing in high quality connectors and adapters for the RF connector industry. Mr. Watanabe graduated in 1966 from Chuo University Faculty of Commerce in Japan.

Douglas MacLellan, Director.  Mr. MacLellan currently serves as chairman of eWellness Corporation, a distance monitored physical therapy telemedicine company. Until April 2014, he was chairman and chief executive officer at Radient Pharmaceuticals Corporation. (OTCQB: RXPC.PK), a vertically integrated specialty pharmaceutical company, and also serves as president and chief executive officer for the MacLellan Group, an international financial advisory firm established in 1992, where he advises clients on strategic planning, operational activities, corporate finance, economic policy, asset allocation and mergers & acquisitions. From August 2005 to May 2009, Mr. MacLellan was co-founder and vice chairman at Ocean Smart, Inc., a Canadian based aquaculture company. From February 2002 to September 2006, Mr. MacLellan served as chairman and co-founder at Broadband Access MarketSpace, Ltd., a China based IT advisory firm, and was also co-founder at Datalex Corp., a software and IT company specializing in mainframe applications, from February 1997 to May 2002. Mr. MacLellan was educated at the University of Southern California in economic and international relations.

The business experience during at least the last five years of the Company’s executive officers not included above is as follows:

George Kai Chu, Chief Operating Officer and Secretary.  Mr. Chu has been our Chief Operating Officer and Secretary since May 2010. From December 2007 to May 2010, Mr. Chu served as the Special Assistant to the Chairman of Dachan Food (Asia) Ltd. in Beijing and also served at Dachan Food as the Head of the Beijing and Hubei Operations. From June 2007 to December 2007, Mr. Chu acted as Business Advisor to the Chinese Aviation and Space Industry Development Association (CASIDA) in Taipei. From January 2005 to June 2007, Mr. Chu served as a Senior Manager at the Royal Bank of Canada Financial Group, Asset Management in Vancouver, Toronto and New York. Mr. Chu has a BBA from Simon Fraser University.

Zhenghong Yang, Chief Technology Officer.  Mr. Yang has served as our Chief Technology Officer since June 2012. From 1999 to 2011, Mr. Yang was responsible for enterprise content management software and cloud computing platform development and implementation at the IBM research lab in Silicon Valley. Mr. Yang has a Master's degree in Computer Science from the State University of New York at Stony Brook. He was also the head of the next-generation Internet Access System National Engineering Laboratory of Cloud Computing Research Institute at Huazhong University of Science and Technology.

Wen Hu, Vice President, Head of Television Operations. Mr. Hu has been our Vice President, Head of Television Operations since July 2012. From May 2010 to June 2012, Mr. Hu acted as our Vice President and Head of Human Resources. From January 2009 to April 2010, Mr. Hu acted as our Vice President and Head of Television Operations.

Man Huang, Head of 28.com.  Ms. Huang has been our Head of 28.com since March 2013. From August 2009 to February 2013, Ms. Huang acted as the Marketing Director of New Oriental Elite English under the New Oriental Education & Technology Group Inc. (NYSE: EDU).

No director or executive officer is related to any other director or executive officer.

The Board has determined that Watanabe Mototake, Zhiqing Chen and Douglas MacLellan are “independent” under the current independence standards of  Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market, LLC and meet the criteria set forth in Rule 10A(m)(3) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Board Operations

Board Leadership Structure

Mr. Handong Cheng holds the positions of chief executive officer and chairman of the Board of the Company. The Board believes that Mr. Cheng’s services as both chief executive officer and chairman of the Board is in the best interest of the Company and its stockholders. Mr. Cheng possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company in the advertising and media industry and its business and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters relating to the business of the Company. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s stockholders, employees and customers.

The Board has not designated a lead director. Given the limited number of directors comprising the Board, the independent directors call and plan their executive sessions collaboratively and, between meetings of the Board, communicate with management and one another directly.  Under these circumstances, the directors believe designating a lead director to take on responsibility for functions in which they all currently participate might detract from rather than enhance performance of their responsibilities as directors.

Director Qualifications

The Company seeks directors with established strong professional reputations and experience in areas relevant to the strategy and operations of our businesses. The Company also seeks directors who possess the qualities of integrity and candor, who have strong analytical skills and who are willing to engage management and each other in a constructive and collaborative fashion, in addition to the ability and commitment to devote time and energy to service on the Board and its committees. We believe that all of our directors meet the foregoing qualifications.

The Nominating and Corporate Governance Committee and the Board believe that the leadership skills and other experience of the Board members, as described below, provide the Company with a range of perspectives and judgment necessary to guide our strategies and monitor their execution.

Handong Cheng.  Mr. Cheng is the founder of the Company and has been serving the franchise and advertising media industries for more than ten years. In 2003, he participated in the establishment of Beijing ChinaNet Online Advertising limited and Business Opportunity Online (Beijing) Networking Technology Ltd. (www.28.com), an entity engaged in operational, administration and management activities. Mr. Cheng has contributed to the Board’s strong leadership and vision for the development of the Company.

Zhige Zhang.  Mr. Zhang has years of experience in capital markets, financial and software development management. Prior joining the Company, he was responsible for marketing and investment operations at Konka Group. In 2001, Mr. Zhang started working in the software and network technology industry integrating with new advertising technology from PRECOM, who has wealth of experience in software development management and the network technology advertising industry.

Douglas MacLellan.  Mr. MacLellan has been working in China since 1983 and has experience with joint venture and wholly-foreign owned enterprise structuring. In addition, Mr. MacLellan has over fifteen years of active audit committee chair experience.

Zhiqing Chen.  Mr. Chen contributes to the Board extensive legal knowledge with respect to foreign investments and mergers and acquisitions. Mr. Chen also has experience working with PRC enterprises and international corporations.

Mototake Watanabe. Mr. Watanabe has over fifteen years of experience in management, finance, business strategy and audit.

Meetings of the Board of Directors

The Board held four meetings during 2013. During 2013, no director attended fewer than 75% of the meetings of the Board and Board committees of which the director was a member.

The Company’s directors are expected to attend board meetings as frequently as necessary to properly discharge their responsibilities and to spend the time needed to prepare for each such meeting. The Company’s directors are expected to attend annual meetings of stockholders, but we do not have a formal policy requiring them to do so. All of our directors attended the 2013 annual meeting of stockholders.

Code of Ethics

The Company adopted a Code of Ethics applicable to its directors, officers and employees on December 21, 2009. The Code of Ethics is designed to deter wrongdoing and to promote ethical conduct and full, fair, accurate, timely and understandable reports that the Company files or submits to the Securities and Exchange Commission and others. A printed copy of the Code of Ethics may be obtained free of charge by writing to us at our headquarters located at No. 3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC 100195 or on our website, www.chinanet-online.com.

Board Committees

The Board has a standing audit, compensation, and nominating and corporate governance committee, comprised solely of independent directors. Each committee has a charter, which is available at the Company’s website, www.chinanet-online.com.

Audit Committee

The Audit Committee, which is established in accordance with Section 3(a)(58)(A) of the Exchange Act, engages Company’s independent accountants, reviewing their independence and performance; reviews the Company’s accounting and financial reporting processes and the integrity of its financial statements; the audits of the Company’s financial statements and the appointment, compensation, qualifications, independence and performance of the Company’s independent auditors; the Company’s compliance with legal and regulatory requirements; and the performance of the Company’s internal audit function and internal control over financial reporting. The Audit Committee held four meetings during 2013.

The members of the Audit Committee are Douglas MacLellan, Chair, Zhiqing Chen, and Mototake Watanabe. The Board has determined that Douglas MacLellan is an audit committee financial expert, as defined in the Exchange Act.

Audit Committee Report

With respect to the audit of the Company’s financial statements for the year ended December 31, 2013, the Audit Committee:

•	reviewed and discussed the audited financial statements with management;
•
discussed with the Company’s independent accountants the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence.

Based upon the foregoing review and discussion, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, which was filed on June 16, 2014.

Douglas MacLellan, Chair

Zhiqing Chen

Mototake Watanabe

Compensation Committee

The Compensation Committee reviews annually the Company’s corporate goals and objectives relevant to the officers’ compensation, evaluates the officers’ performance in light of such goals and objectives, determines and approves the officers’ compensation level based on this evaluation; makes recommendations to the Board regarding approval, disapproval, modification, or termination of existing or proposed employee benefit plans, makes recommendations to the Board with respect to non-CEO and non-CFO compensation and administers the Company’s incentive-compensation plans and equity-based plans. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion. The chief executive officer of the Company may not be present during voting or deliberations of the Compensation Committee with respect to his compensation. The Company’s executive officers do not play a role in suggesting their own salaries. Neither the Company nor the Compensation Committee has engaged any compensation consultant who has a role in determining or recommending the amount or form of executive or director compensation. The Compensation Committee did not hold any meetings during 2013.

The members of the Compensation Committee are Douglas MacLellan, Chair, Zhiqing Chen, and Mototake Watanabe.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board in identifying qualified individuals to the Board as its nominees for election as directors, in determining the composition of the Board, and in assessing the Board’s effectiveness. The Nominating and Corporate Governance Committee did not hold any meetings during 2013.

The members of the Nominating and Corporate Governance Committee are Zhiqing Chen, Chair, Douglas MacLellan, and Mototake Watanabe.

The Nominating and Corporate Governance Committee will consider director candidates recommended by security holders. Potential nominees to the Board are required to have such experience in business or financial matters as would make such nominee an asset to the Board and may, under certain circumstances, be required to be “independent”, as such term is defined under Rule 5605 of the listing standards of NASDAQ and applicable SEC regulations. Security holders wishing to submit the name of a person as a potential nominee to the Board must send the name, address, and a brief (no more than 500 words) biographical description of such potential nominee to the Nominating and Corporate Governance Committee at the following address: Nominating and Corporate Governance Committee of the Board of Directors, c/o ChinaNet Online Holdings, Inc., No. 3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC. Potential director nominees will be evaluated by personal interview, such interview to be conducted by one or more members of the Nominating and Corporate Governance Committee, and/or any other method the Nominating and Corporate Governance Committee deems appropriate, which may, but need not, include a questionnaire. The Nominating and Corporate Governance Committee may solicit or receive information concerning potential nominees from any source it deems appropriate. The Nominating and Corporate Governance Committee need not engage in an evaluation process unless (i) there is a vacancy on the Board, (ii) a director is not standing for re-election, or (iii) the Nominating and Corporate Governance Committee does not intend to recommend the nomination of a sitting director for re-election. A potential director nominee recommended by a security holder will not be evaluated differently from any other potential nominee. Although it has not done so in the past, the Nominating and Corporate Governance Committee may retain search firms to assist in identifying suitable director candidates.

The Board does not have a formal policy on Board candidate qualifications. The Board may consider those factors it deems appropriate in evaluating director nominees made either by the Board or stockholders, including judgment, skill, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other Board members, and specialized knowledge or experience.  Depending upon the current needs of the Board, certain factors may be weighed more or less heavily. In considering candidates for the Board, the directors evaluate the entirety of each candidate’s credentials and do not have any specific minimum qualifications that must be met. “Diversity,” as such, is not a criterion that the Committee considers. The directors will consider candidates from any reasonable source, including current Board members, stockholders, professional search firms or other persons. The directors will not evaluate candidates differently based on who has made the recommendation.

Stockholder Communications

Stockholders can mail communications to the Board, c/o Secretary, ChinaNet Online Holdings, Inc., No. 3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC, who will forward the correspondence to each addressee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Company’s directors and executive officers and any beneficial owner of more than 10% of any class of Company equity security to file reports of ownership and changes in ownership with the Securities and Exchange Commission and furnish copies of the reports to Company.  Based solely on the Company’s review of copies of such forms and written representations by Company’s executive officers and directors received by it, Company believes that during 2013, all such reports were filed timely.

Executive Compensation

Our Board of Directors has not adopted or established a formal policy or procedure for determining the amount of compensation paid to our executive officers. No pre-established, objective performance goals or metrics have been used by the Board of Directors in determining the compensation of our executive officers.

Elements of Compensation

Our executive officers receive a base salary to compensate them for services rendered during the year. In additional to their base salary, we also provide equity incentives to attract and retain executive talent for the Company’s continued success.

Base Salary and Bonus. The value of base salary and bonus for each our executive reflects his skill set and the market value of that skill set in the sole discretion of the Board of Director.

Equity Incentives. The ChinaNet Online Holdings, Inc. 2011 Omnibus Securities and Incentive Plan (the “2011 Plan”) provides for the granting of distribution equivalent rights, incentive stock options, non-qualified stock options, performance share awards, performance unit awards, restricted stock awards, restricted stock unit awards, stock appreciation rights, tandem stock appreciation rights, unrestricted stock awards or any combination of the foregoing, as may be best suited to the circumstances of the particular employee, director or consultant as provided therein (the “Awards”). Certain Awards are intended to qualify as “incentive stock options” within the meaning of the Internal Revenue Code (the “Code”). The 2011 Plan was approved by our stockholders on June 15, 2011.

Retirement Benefits. Our executive officers are not presently entitled to company-sponsored retirement benefits.

Perquisites. We have not provided our executive officers with any material perquisites and other personal benefits and, therefore, we do not view perquisites as a significant or necessary element of our executive’s compensation.

Deferred Compensation. We do not provide our executives the opportunity to defer receipt of annual compensation.

Summary Compensation Table

The following table sets forth information regarding compensation of the named executive officers for each of the two fiscal years in the period ended December 31, 2013.

SUMMARY COMPENSATION OF NAMED EXECUTIVE OFFICERS
Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Total
Handong Cheng (Principal Executive Officer)	2013	37,382	-	-	37,382
	2012	36,473	-	-	36,473
Zhige Zhang (Principal Financial Officer)	2013	32,283	-	-	32,283
	2012	31,473	-	-	31,473
George Kai Chu (Chief Operating Officer and Secretary)	2013	31,921	-	-	31,921
	2012	31,124	-	-	31,124

Our executive officers are reimbursed by us for any out-of-pocket expenses incurred in connection with activities conducted on our behalf. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of such expenses by anyone other than our Board, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Employment Agreements

We, through Rise King Century Technology Development (Beijing) Co., Ltd., our indirect wholly owned subsidiary (“Rise King WFOE”), or Business Opportunity Online (Beijing) Network Technology Co., Ltd. (Business Opportunity Online”) or Beijing CNET Online Advertising Co., Ltd. (“Beijing CNET Online”), our indirect wholly owned Variable Interest Entities, entered into a standard employment contract with our executive officers from April 1, 2009 or the actual employment start date, if later, for a set period of years. According to these contracts, these executive officers will devote substantially all of his/her time to the service of the Company and may not compete directly or indirectly with us. These executive officers also agreed that in the event that his/her employment with us is terminated, for a period of two year following the date of his/her termination of employment, he/she will not contact, for any commercial purpose, or provide to a third party, information about clients or entities with which we were acquainted during the term of his employment with us. Subject to certain exceptions, either party may terminate the employment agreement upon 30 days prior written notice. Before April 1, 2009, we did not have any employment agreements with any of our executive officers.

The Company does not have change-in-control agreements with any of its directors or executive officers, and the Company is not obligated to pay severance or other enhanced benefits to executive officers upon termination of their employment.

OUTSTANDING EQUITY AWARDS AT FISCAL 2013 YEAR END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Handong Cheng (Principal Executive Officer)	59,840	-	-	1.20	November 29, 2021	-	-	-	-
Zhige Zhang (Principal Financial Officer)	16,500	-	-	1.20	November 29, 2021	-	-	-	-
George Kai Chu (Chief Operating Officer and Secretary)	7,740	-	-	1.20	November 29, 2021	-	-	-	-

Compensation of Directors

The following table sets forth information regarding compensation of each director, other than named executive officers, for fiscal 2013.

FISCAL 2013 DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Douglas MacLellan	60,000	-	-	-	-	-	60,000

Zhiqing Chen	6,000	-	-	-	-	-	6,000

Mototaka Watanabe	6,000	-	-	-	-	-	6,000

Certain Relationships and Related Transactions

It is Company’s policy to not enter any transaction (other than compensation arrangements in the ordinary course) with any director, executive officer, employee, or principal stockholder or party related to them, unless authorized by a majority of the directors having no interest in the transaction, upon a favorable recommendation by the Audit Committee (or a majority of its disinterested members).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES.

PLEASE NOTE:  If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares in the election of directors, unless you direct the holder how to vote, by marking your proxy card.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee has appointed Marcum Bernstein & Pinchuk LLP as independent accountants for fiscal 2014.  Representatives of Marcum Bernstein & Pinchuk LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement, if they so desire.

In the event the stockholders fail to ratify the selection of Marcum Bernstein & Pinchuk LLP, the Audit Committee will reconsider whether to retain the firm. Even if the selection is ratified, the Audit Committee and the Board, in their discretion, may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

On July 30, 2009, the Company engaged Bernstein & Pinchuk LLP (“BP”) to serve as its independent auditor.  The decision to engage BP as the Company’s principal independent accountant was approved by the Board of Directors of the Company on July 30, 2009.  During the two fiscal years of the Company ended December 31, 2007 and 2008, and through the date of BP’s engagement, the Company did not consult BP regarding either: (i) the application of accounting principles to a specified transaction (either completed or proposed), or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a “disagreement” or “reportable event” within the meaning set forth in Regulation S-K, Item 304(a)(1)(iv) or (a)(1)(v).

The practice of Bernstein & Pinchuk LLP (“B&P”), the Company’s independent registered public accounting firm, entered into a joint venture agreement with Marcum LLP and formed Marcum Bernstein & Pinchuk LLP (“MarcumBP”) in a transaction pursuant to which B&P merged its China operations into Marcum BP and certain of the professional staff of B&P joined MarcumBP as employees of MarcumBP (the “Merger”). Accordingly, and solely as a result of the Merger, effective April 14, 2011 (the “Resignation Date”), B&P effectively resigned as the Company's independent registered public accounting firm and MarcumBP became the Company's independent registered public accounting firm. This change in the Company's independent registered public accounting firm was approved by the Audit Committee of the Company's Board of Directors on April 20, 2011.

There were no disagreements between the Company and B&P on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, from the time of B&P’s engagement up to the date of its resignation which disagreements that, if not resolved to B&P’s satisfaction, would have caused B&P to make reference to the subject matter of the disagreement in connection with its report issued in connection with the audit of the Company’s financial statements.  None of the reportable events described under Item 304(a)(1)(v)(A)-(D) of Regulation S-K occurred within the two fiscal years of the Company ended December 31, 2009 and 2010 and subsequently up to the date of its resignation in 2011.  The audit report of B&P on the financial statements of the Company as of December 31, 2009 and 2010 did not contain any adverse opinion or disclaimer of opinion, and such audit report was not qualified or modified as to uncertainty, audit scope or accounting principles.  At the time of the resignation, B&P provided us with a letter addressed to the SEC stating that it agreed with the above statements.  This letter was filed as an exhibit to our Current Report on Form 8-K, which was filed with the SEC on April 20, 2011.

Services and Fees of Independent Accountants

Aggregate fees billed to the Company by Marcum Bernstein & Pinchuk LLP during the fiscal years ended December 31, 2013 and 2012 were as follows:

Fees	2013	2012
Audit Fees	$184,000	$175,000
Audit Related Fees	$-	$50,000
Tax Fees	$-	$-
All Other Fees	$23,124	$8,500
Total	$207,124	$233,500

Audit Fees

This category includes aggregate fees billed by our independent auditors for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the auditor in connection with statutory and regulatory filings for those fiscal years.

Audit-Related Fees

This category consists of services by our independent auditors that, including accounting consultations on transaction related matters, are reasonably related to the performance of the audit or review of our financial statements and are not reported above under Audit Fees.

Tax Fees

This category consists of professional services rendered for tax compliance and preparation of our corporate tax returns and other tax advice.

All Other Fees

This category consists of professional services rendered for products and services provided, other than the services reported above under Audit Fees, Audit-Related Fees and Tax Fees.

Pre-Approval of Services

The Audit Committee must pre-approve all audit, review, attest and permissible non-audit services (including any permissible internal control-related services) to be provided to the company or its subsidiaries by the independent auditors. The Audit Committee may establish pre-approval policies and procedures in compliance with applicable SEC rules. All services described under the caption Services and Fees of Independent Accountants were pre-approved.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT ACCOUNTANTS.
OTHER INFORMATION

The Company’s 2013 annual report on Form 10-K, excluding exhibits, will be mailed without charge to any stockholder entitled to vote at the meeting, upon written request to Handong Cheng, Chief Executive Officer, ChinaNet Online Holdings, Inc., No. 3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC 100195.

Other Matters to Be Presented at the Annual Meeting

The Company is not aware any matter to be presented for action at the Annual Meeting, except as discussed in this proxy statement.  The persons authorized by the accompanying form of proxy will vote in their discretion as to any other matter that comes before the Annual Meeting.

Stockholder Proposals for Next Annual Meeting

Stockholder proposals intended to be included in the proxy statement for the 2015 annual meeting must be received by Company by April 13, 2015.  The persons authorized by the form of proxy to be sent in connection with the solicitation of proxies on behalf of Company’s Board for next year’s annual meeting will vote in their discretion as to any matter of which Company has not received notice by June 27, 2015.

By Order of the Board of Directors,

/s/ Handong Cheng
Handong Cheng Chairman of the Board, Chief Executive Officer and President July 24, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PROXY
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
CHINANET ONLINE HOLDINGS, INC.
TO BE HELD ON SEPTEMBER 17, 2014

Handong Cheng, Zhige Zhang and George Kai Chu and each of them, each with full power of substitution, hereby are authorized to vote as specified below or, with respect to any matter not set forth below, as a majority of those or their substitutes present and acting at the meeting shall determine, all of the shares of capital stock of ChinaNet Online Holdings, Inc. that the undersigned would be entitled to vote, if personally present, at the 2014 annual meeting of stockholders and any adjournment thereof.

Unless otherwise specified, this proxy will be voted FOR Proposals 1 and 2. The Board of Directors recommends a vote FOR Proposals 1 and 2.

1.	ELECTION OF DIRECTORS

☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below
Handong Cheng Zhige Zhang Zhiqing Chen Watanabe Mototake Douglas MacLellan

INSTRUCTION: To withhold authority to vote for any nominee, write the nominee’s name in the space provided below.

2.	RATIFICATION OF INDEPENDENT ACCOUNTANTS
☐ FOR	☐ AGAINST	☐ ABSTAIN

Please sign exactly as your name appears below. When shares are held by joint tenants, each should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, or partner, please give full title as such.

Date: __________, 2014	___________________________________ Signature ___________________________________ Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.